EXHIBIT 99.1

[LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
Veeco Instruments Inc.
100 Sunnyside Boulevard
Woodbury, New York 11797

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Appendix E to, and to the reference thereto under the caption "Joint Proxy Statement/Prospectus Summary—Opinion of Veeco's Financial Advisor" and "The Merger—Opinion of Veeco's Financial Advisor" in, the Joint Proxy Statement/Prospectus of Veeco Instruments Inc. ("Veeco") and FEI Company ("FEI") relating to the proposed merger involving Veeco and FEI, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Veeco. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ SALOMON SMITH BARNEY INC. SALOMON SMITH BARNEY INC.
New York, New York August 9, 2002